Exhibit 99.1

Occam Networks Announces Second-Quarter 2009 Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--August 6, 2009--Occam Networks®, Inc. (Nasdaq:OCNW), a leading broadband access supplier offering multiservice access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the second quarter ended June 30, 2009.

Revenue for the second quarter was $21.0 million, compared with revenue of $22.8 million for the same period a year ago and with revenue of $19.4 million for the first quarter of 2009.

Gross margin for the second quarter was $8.0 million, or 38% of revenue, compared with $10.1 million, or 44% of revenue for the second quarter of 2008. Gross margin for the first quarter of 2009 was $8.2 million, or 42% of revenue. The decline in gross margin percentage from the first quarter was primarily due to changes in product mix.

As reported under U.S. generally accepted accounting principles (GAAP), net loss attributable to common stockholders for the second quarter of 2009 was $2.4 million, or a loss of $0.12 per basic share, compared with a net loss of $2.7 million, or a loss of $0.13 per basic share, for the comparable period a year ago. This compared with a first-quarter 2009 net loss of $3.0 million, or a loss of $0.15 per basic share.

Non-GAAP net loss attributable to common stockholders for the second quarter of 2009 was $1.3 million, or a loss of $0.06 per basic share, which excludes a restructuring charge of $213,000 as a result of a previously announced reduction in force and stock-based compensation expense of $891,000. This compared with a non-GAAP net loss for second-quarter 2008 of $1.7 million, or a loss of $0.09 per basic share, excluding stock-based compensation expense of $898,000 and a divestiture charge of $37,000. For the first quarter of 2009, non-GAAP net loss was $2.3 million, or a loss of $0.11 per basic share, excluding stock-based compensation expense of $743,000. A reconciliation of Occam’s non-GAAP measures to its GAAP measures is provided in the financial statements portion of this news release.

"As order rates and shipments improved throughout the quarter, revenue returned to nearly the same level as a year ago,” said Bob Howard-Anderson, president and CEO of Occam. “The cost management actions we took during the quarter allowed us to preserve cash and also mitigate the operating loss. While we remain cautious in the near term, we continue to believe that Occam is well positioned to benefit from the future growth in broadband, as customers build out their networks to deploy new services for their subscribers.”

Highlights for the second quarter of 2009 included:

  Introduction of new line of GPON ONTs to help service providers offer FlexPlay fiber services to business and residential subscribers
  Announcement of four new or expanded deployments for BLC 6000 customers to expand rural broadband services, demonstrating flexibility in implementing copper DSL, fiber GPON or gigabit Ethernet
  Release of Occam ONT OS 4.0 with enhanced POTS features including direct MGCP support, broader interop with VoIP softswitches, and Emergency Standalone capabilities for SIP and MGCP.

Business Outlook

The company currently expects third-quarter 2009 revenue to be flat to slightly up from second-quarter 2009.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its second-quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. The call can be accessed by dialing (480) 629-9868 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website for up to one year after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com and click on the “2Q 2009 Webcast” link. In addition to the webcast, a phone replay will be available for one week after the live call at (303) 590-3030, code number 4117864.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options, restricted stock units, and restricted stock, as well as one-time charges associated with a reduction in force implemented during the second quarter of fiscal 2009. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and its prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash or one-time expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A detailed reconciliation of non-GAAP net loss to GAAP net loss is included below.

Cautionary Note Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s efforts to benefit from anticipated growth in broadband product offerings by service providers and its efforts to improve operating performance. The news release also includes forward-looking statements concerning the company’s revenue outlook for the third quarter of fiscal 2009. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (iii) any inability to remedy previously disclosed internal control deficiencies could have an adverse impact on the reliability of the company’s financial statements; and (iv) the company is subject to litigation risks associated with pending stockholder litigation arising from its recent audit committee investigation and financial restatement. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Quarterly Report on Form 10-Q filed on May 8, 2009, as well as the company's future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks, Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 2 million BLC 6000 ports are currently deployed at over 300 service providers worldwide. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2009	2008*
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$33,520	$30,368
Restricted cash	9,749	13,771
Accounts receivable, net	14,715	17,391
Inventories	10,435	16,761
Prepaid and other current assets	1,751	3,290

Total current assets	70,170	81,581

Property and equipment, net	9,681	10,834
Intangibles, net	204	251
Other assets	132	68

Total assets	$80,187	$92,734

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,990	$6,911
Accrued expenses	6,884	8,687
Deferred revenue	12,416	17,612
Deferred rent	361	394
Capital lease obligations	25	24

Total current liabilities	24,676	33,628

Deferred rent, net of current portion	1,764	1,892
Capital lease obligation, net of current portion	32	43
Total liabilities	26,472	35,563

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 20,400,903 and 20,268,488 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	289	289
Additional paid-in capital	185,398	183,409
Accumulated deficit	(131,972)	(126,527)
Total stockholders’ equity	53,715	57,171
Total liabilities and stockholders’ equity	$80,187	$92,734

* Some amounts have been reclassified to conform with current classifications.

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008

Revenue	$21,028	$19,419	$22,826	$40,447	$42,479
Cost of revenue (1)	13,000	11,245	12,731	24,245	23,951
Gross margin	8,028	8,174	10,095	16,202	18,528

Operating expenses (1):
Research and product-development	4,035	4,389	4,774	8,424	9,333
Sales and marketing	4,364	4,581	5,105	8,945	10,083
General and administrative	2,053	2,366	3,080	4,419	6,203
Restructuring charges	213	-	-	213	-
Total operating expenses	10,665	11,336	12,959	22,001	25,619

Loss from operations	(2,637)	(3,162)	(2,864)	(5,799)	(7,091)
Other income (expense), net	104	-	(48)	104	(702)
Interest income, net	91	145	275	236	635

Loss before provision for (benefit from) income taxes	(2,442)	(3,017)	(2,637)	(5,459)	(7,158)
Provision for (benefit from) income taxes	(27)	13	22	(14)	41

Net Loss	$(2,415)	$(3,030)	$(2,659)	$(5,445)	$(7,199)

Net loss per share attributable to common stockholders:
Basic	$(0.12)	$(0.15)	$(0.13)	$(0.27)	$(0.36)
Diluted	$(0.12)	$(0.15)	$(0.13)	$(0.27)	$(0.36)

Weighted average shares attributable to common stockholders:
Basic	20,219	20,149	19,801	20,184	19,791
Diluted	20,219	20,149	19,801	20,184	19,791

(1) Total stock-based compensation included in:

Cost of revenue	$104	$89	$111	$193	$218
Research and product-development	258	223	329	481	625
Sales and marketing	247	197	221	444	408
General and administrative	282	234	237	516	469

Total stock-based compensation	$891	$743	$898	$1,634	$1,720

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008

GAAP net loss	$(2,415)	$(3,030)	$(2,659)
Stock-based compensation expense	891	743	898
Restructuring charges	213	-	-
Terawave related divestiture charge	-	-	37
Non-GAAP net loss	$(1,311)	$(2,287)	$(1,724)

GAAP basic net loss per share	$(0.12)	$(0.15)	$(0.13)
Stock-based compensation expense	0.05	0.04	0.04
Restructuring charges	0.01	-	-
Terawave related divestiture charge	-	-	-
Non-GAAP basic net loss per share	$(0.06)	$(0.11)	$(0.09)

CONTACT:
Occam Networks
Jeanne Seeley, 1-805-692-2957 (Financial)
ir@occamnetworks.com
or
Stearns Johnson Communications
Tim Johnson, 1-415-397-7600 (Media)
tjohnson@stearnsjohnson.com